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                            EXHIBIT 5

          Opinion and consent of Morrison & Foerster LLP


                          March 17, 1998



Western Staff Services, Inc.
301 Lennon Lane
Walnut Creek, California  94598-2453


          Re:  Registration Statement for Offering of
               an aggregate of 3,000 Shares of Common Stock
               --------------------------------------------

Ladies and Gentlemen:

          We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 3,000 shares of Common Stock issuable pursuant to certain stock options granted to Messrs. Samuelson and Sheffield on November 1, 1996. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the provisions of the stock option agreements evidencing those grants and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                             /s/ MORRISON & FOERSTER LLP

                             MORRISON & FOERSTER LLP